UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 25, 2026

Allegro Merger Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38581	82-2425125
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 Third Avenue, 37th Floor, New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 319-7676

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of Material Definitive Agreement.

As previously reported, on January 16, 2026, Allegro Merger Corp., a Delaware corporation (“Allegro”), entered into an Agreement and Plan of Merger (“Merger Agreement”) with SeeQC, Inc., a Delaware corporation (the “Company” or “SeeQC”), and SEEQC Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of SeeQC (“Merger Sub”). The Merger Agreement had contemplated that Merger Sub would merge with and into Allegro, with Allegro surviving the merger as a wholly owned subsidiary of SeeQC (the “Merger”). Pursuant to the Merger Agreement, Allegro would have become a direct, wholly-owned subsidiary of SeeQC, and the security holders of Allegro would have become security holders of SeeQC. The Merger Agreement also provided that either Allegro or SeeQC could have terminated the Merger Agreement and abandoned the transactions contemplated therein if such transactions had not closed by October 31, 2026 (the “Outside Date”).

Effective as of August 25, 2026, Allegro, SeeQC and Merger Sub mutually agreed to terminate the Merger Agreement, pursuant to a Settlement, Termination and Release Agreement (the “Termination Agreement”). Entry into the Termination Agreement enables the parties to pursue transactions, other than the Merger, prior to the Outside Date.

Pursuant to the Termination Agreement, if SeeQC consummates a “Trigger Event” (as defined in the Termination Agreement, and generally covering certain equity financing and business combination transactions), SeeQC will pay to Allegro up to $2 million of documented, reasonable third-party transaction expenses actually incurred by Allegro and issue to Allegro an amount of shares of SeeQC common stock equal to $6 million in the aggregate based on a $1.3 billion pre-money valuation of SeeQC.

Under the Termination Agreement, the Allegro parties and SeeQC parties released all claims against each other and certain associated persons, subject to certain retained claims as provided in the Termination Agreement. The Termination Agreement also includes certain indemnification obligations on the part of Allegro.

The foregoing description of the Termination Agreement is qualified in its entirety by reference to the full text of such agreement which is filed hereto and which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Settlement, Termination and Release Agreement, effective as of August 24, 2026, by and among Allegro, certain Allegro stockholders, SeeQC and Merger Sub.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 28, 2026	ALLEGRO MERGER CORP.

	By:	/s/ Eric S. Rosenfeld
Eric S. Rosenfeld
Chief Executive Officer

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